UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Scot T. Wetzel resigned from his positions as Chief Executive Officer and President of United Western Bancorp, Inc. (the “Company”) and his positions as Chairman of the Board, Chief Executive Officer and President of the Company’s principal subsidiary, United Western Bank (the “Bank”), as well as all other subsidiaries of the Company and the Bank effective Noon, April 30, 2010. In addition, Mr. Wetzel resigned from the boards of directors of the Company and the Bank effective April 30, 2010. Mr. Wetzel will continue in employment with the Company as a non-executive officer of the Bank for the foreseeable future to allow both the Company and the Bank to benefit from his experience with both companies.

Pursuant to a Termination of Employment Agreement dated April 30, 2010 (the “Termination Agreement”) between the Company and Mr. Wetzel, Mr. Wetzel’s employment agreement with the Company, which became effective as of October 15, 2008 (the “Employment Agreement”), became null and void effective Noon, April 30, 2010. As a result of Mr. Wetzel’s resignation, the Company is not required to make any separation or other payments to Mr. Wetzel under the Employment Agreement. Mr. Wetzel has been released from any non-interference and non-competition provisions of his Employment Agreement pursuant to the Termination Agreement. Mr. Wetzel’s indemnification agreement, effective October 15, 2008 will continue in full force and effect in accordance with its terms. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

The Company is considering both internal and external candidates to replace Mr. Wetzel in the future. In the interim, the functions formerly performed by Mr. Wetzel will be discharged by Guy A. Gibson, Chairman of the Board of the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

10.1	Termination of Employment Agreement made as of April 30, 2010 by and between United Western Bancorp, Inc. and Scot T. Wetzel.

99.1
Press Release from United Western Bancorp, Inc., dated April 30, 2010, entitled “United Western Bancorp, Inc. Announces Appointment of James R. Peoples as Interim Chairman of the Board, Chief Executive Officer and President of United Western Bank.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 30, 2010	UNITED WESTERN BANCORP, INC.

By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, General Counsel and Chief Operating Officer

EXHIBIT INDEX

10.1	Termination of Employment Agreement made as of April 30, 2010 by and between United Western Bancorp, Inc. and Scot T. Wetzel.
99.1
Press Release from United Western Bancorp, Inc., dated April 30, 2010, entitled “United Western Bancorp, Inc. Announces Appointment of James R. Peoples as Interim Chairman of the Board, Chief Executive Officer and President of United Western Bank.”